Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

Lantheus Holdings Announces Senior Leadership Appointment

Company Appoints Paul Blanchfield as Chief Commercial Officer

NORTH BILLERICA, MA, January 27, 2020 — Lantheus Holdings, Inc. (NASDAQ: LNTH) (“Lantheus”), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today announced the appointment of Paul Blanchfield as Chief Commercial Officer, effective January 27, 2020. In his role, Mr. Blanchfield will report directly to Lantheus President and Chief Executive Officer, Mary Anne Heino.

“With his extensive operational experience and deep expertise in commercializing rare disease products, Paul will be a valuable addition to our executive leadership team as we execute our long-term growth strategy,” said Mary Anne Heino, President and Chief Executive Officer of Lantheus. “Following the recent appointment of Dr. Istvan Molnar as Chief Medical Officer, the addition of Paul to our team further enhances our exceptional expertise in complex manufacturing, supply chain and commercial excellence. We look forward to working with Paul and the rest of our team as we continue the exciting momentum we have generated as we focus on building sustainable, long-term shareholder value.”

Mr. Blanchfield joins Lantheus from Takeda Pharmaceutical Co. where he served as the Head of the U.S. Immunology Business Unit and managed a multi-billion dollar P&L covering multiple rare diseases products. Prior to his time at Takeda, Mr. Blanchfield served in several different roles at Shire Plc across almost 6 years, including as the Head of U.S. Immunology, General Manager of Nordic-Baltics, Head of Corporate Strategy, and Chief of Staff to the CEO. In his time at Shire, Mr. Blanchfield launched multiple products, worked across nine different countries, oversaw a restructuring to increase commercial focus and reduce costs, and led efforts in M&A, corporate defense, integration, and long-term corporate and portfolio strategy. Prior to his time at Shire, Mr. Blanchfield worked at McKinsey & Company for 5 years, where he focused on health care, marketing, and sales. Mr. Blanchfield earned an MBA / MA in Education from Stanford University and an AB in Economics from Duke University.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements may be identified by their use of terms such as will, continue, look forward and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

CONTACT:

Mark Kinarney

Director, Investor Relations

978-671-8842

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